Exhibit 99.2

3DQWRQH Š 8 &0<. 3DQWRQH Š 5XELQH 5HG8 &0<. 3DQWRQH 8 &0<. 3DQWRQH Š 8 &0<. 5% Q2 2021 Earnings Organon

Disclaimer statement Safe Harbor for Forward - Looking Statements Except for the historical information herein, this presentation of Organon & Co. (the “company”) includes “forward - looking state ments” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limite d t o, statements about management’s expectations about Organon’s future financial performance and prospects. Forward - looking statements may be id entified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar m ean ing. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant ris ks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ ma ter ially from those set forth in the forward - looking statements. Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of the ongoing COVID - 19 pa ndemic and emergence of various strains; the impact of pharmaceutical industry regulation and health care legislation in the United Stat es and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately pre dict its future financial results and performance; the company’s ability to accurately predict future market conditions; manufacturing diffic ult ies or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents an d other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions. The company undertakes no obligation to publicly update any forward - looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward - looking statements can be f ound in the company’s filings with the Securities and Exchange Commission (SEC), including its registration statement on Form 10, availab le at the SEC’s Internet site (www.sec.gov). This text should be viewed in conjunction with Organon’s Q2 2021 earnings call 2

Disclaimer statement, cont. Non - GAAP Information This presentation includes information based on financial measures that are not recognized under generally accepted accountin g p rinciples in the United States (“GAAP”), such as Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share . Non - GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non - GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non - GAAP financial measures are reco gnized terms under GAAP, and non - GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company ’s results of operations as determined in accordance with GAAP. The company uses non - GAAP measures in its operational and financial decisio n making and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful i ndi cator of the underlying operating performance of the business. The company also believes that investors may find non - GAAP financial measures useful for the same reasons, although investors are cautioned that non - GAAP financial measures are not a substitute for GAAP disclosures. T he non - GAAP financial measures are not presented in accordance with GAAP. Please refer to the appendix of this presentation for reco nci liations of non - GAAP financial measures contained herein to the most directly comparable GAAP measures. Our full - year 2021 guidance measures (other than revenue) are provided on a non - GAAP basis because the company is unable to reasonably predict certain items contained in th e GAAP measures. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock - ba sed compensation and other items not reflective of the company's ongoing operations. 3

Second quarter 2021 highlights 4 • June 2 nd , official spin from Merck • June 3 rd , Organon celebrates “Her Day”, begins trading as “OGN” on the NYSE • Declares inaugural dividend Q2 2021 • $1.6 billion Revenue • $627 million Adjusted EBITDA (1) • $1.72 Adjusted EPS (1) from continuing operations (2) 1. Adjusted measures are non - GAAP financial metrics: Please see supplemental slides in appendix for GAAP to non - GAAP reconciliation . 2. Discontinued operations includes Merck Retained Products

Number of products 11 5 49 Broad and diverse portfolio 5 Women’s Health Biosimilars Established Brands

NEXPLANON, differentiated and patented contraceptive offering 4 cm 2 mm 1 min INSERTION TIME 2 min REMOVAL TIME (1) Based on 2020 IQVIA data. Dollar share. • Single implant, long acting, reversible hormonal contraceptive • # 1 implantable (1) • # 2 LARC (1) • 3 - year efficacy (currently) • minutes to insert and remove • One of the most effective hormonals • Lower long - term average cost (vs daily pills) • Target annual sales of $1Bn+ • Accelerate long - term growth • Become preferred long - acting, reversible contraceptive (LARC) • Potential future opportunity to expand label to 5 - years efficacy Differentiating attributes for women NEXPLANON objectives 6

Geographic revenue performance $ mil Q2 - 21 Q2 - 20 Actual VPY Ex FX VPY Europe and Canada 470 378 24% 13% United States 339 303 12% 12% Asia Pacific and Japan 309 419 - 26% - 29% China 236 211 12% 2% Latin America, Middle East, Russia and Africa 190 187 2% 0% Other (1) 51 28 82% 55% Total Revenue 1,595 1,526 5% - 1% EU, Canada 29% China 15% US 21% LAMERA 12% Asia Pac and Japan 19% 7 (1) Primarily reflects allocated amounts from revenue hedging activities and manufacturing sales to Merck and third parties.

~130 ~40 ~100 ~40 ~20 ~85 Q2 Revenue bridge LoE Q2 2020 China VBP COVID - 19 Performance FX Q2 2021 1,526 1,595 +5 % reported - 1% ex - FX $ mil Other 8

Women’s Health Women’s Health Revenues $ mil Q2 - 21 Q2 - 20 Act VPY Ex FX VPY 2021 YTD 2020 YTD Act VPY Ex FX VPY NEXPLANON 184 132 40% 39% 368 326 13% 12% FOLLISTIM 65 44 48% 40% 117 85 37% 31% NUVARING 53 63 - 16% - 19% 98 126 - 22% - 24% Ganirelix Acetate 31 14 117% 102% 60 30 101% 89% CERAZETTE 18 15 14% 8% 34 33 4% 1% Other 66 82 - 20% - 22% 139 141 - 1% - 3% Women's Health 417 350 19% 16% 816 741 10% 8% 350 417 741 816 Q2-20 Q2-21 YTD2020 YTD 2021 9 • Nexplanon up 39% • Strong growth in fertility • Executing on BD strategy

Biosimilars Biosimilars Revenues $ mil Q2 - 21 Q2 - 20 Act VPY Ex FX VPY 2021 YTD 2020 YTD Act VBP Ex FX VPY RENFLEXIS 43 30 41% 38% 81 59 38% 36% ONTRUZANT 22 19 20% 13% 45 41 11% 3% BRENZYS 11 11 - - 16% 21 29 - 27% - 35% Other 10 - - - 19 - - - Biosimilars 86 60 43% 35% 166 128 30% 23% 10 • Renflexis up ~ 38% Y/Y • Ontruzant growth 13% driven by US launch • Hadlima launched in Australia and Canada 60 86 128 166 Q2-20 Q2-21 YTD2020 YTD 2021

Established Brands Revenue up/down Established brands Revenues $ mil Q2 - 21 Q2 - 20 Act VPY Ex FX VPY 2021 YTD 2020 YTD Act VPY Ex FX VPY Cardiovascular 430 489 - 12% - 18% 819 1,000 - 18% - 23% Respiratory 248 240 3% - 1% 484 639 - 24% - 27% Non - Opioid Pain, Bone & Derm . 218 202 8% - 398 412 - 3% - 9% Other 149 161 - 7% - 13% 301 338 - 11% - 16% Total Est. Brands 1,045 1,092 - 4% - 10% 2,002 2,389 - 16% - 21% 11 1,092 1,045 2,389 2,002 Q2-20 Q2-21 YTD2020 YTD 2021 • Long tail products with dissipating LOE • China retail growth helping to offset VBP • Revenue down ~2% excluding LOE

Q2 and YTD 2021

$ mil	Q2-21	Q2-20	Actual VPY	2021 YTD	2020 YTD	Actual VPY
Revenue	**1,595**	**1,526**	**5%**	**3,101**	**3,306**	**-6%**
Cost of Goods Sold	583	460	27%	1,174	998	18%
Gross profit	1,012	1,066	-5%	1,927	2,308	-17%
Gross margin	*63.4%*	*69.9%*	*-9%*	*62.1%*	*69.8%*	-11%
Non-GAAP Adjusted Gross profit[1]	**1,044**	**1,087**	-4%	**1,979**	**2,350**	-16%
Non-GAAP Adjusted Gross margin	65.5%	71.2%	*-8%*	63.8%	71.1%	-11%
Selling, general, and administrative	416	284	46%	798	601	33%
Research and development	76	51	49%	143	96	49%
Adjusted EBITDA, continuing operations[2,3]	**627**	**776**	-19%	**1,193**	**1,688**	-29%
Adjusted EBITDA margin	*39.3%*	*50.9%*	-23%	*38.5%*	*51.1%*	-25%
Net income, continuing operations[3,4]	431	586	-26%	826	1,320	-37%
Diluted EPS	1.70	2.31	-26%	3.25	5.21	-38%
Non-GAAP Adjusted net income, continuing operations[3-4]	**437**	**640**	**-32%**	**888**	**1,424**	**-38%**
Non-GAAP Adjusted diluted EPS	**1.72**	**2.52**	-32%	**3.50**	**5.62**	-38%

(1) See Slide 18 of this presentation for a reconciliation of Gross Profit to Adjusted Gross Profit
(2) See Slides 19 and 20 of this presentation for a reconciliation of EBITDA and Adjusted EBITDA meaures
(3) Discontinued operations includes Merck Retained Products
(4) See Slides 21 and 22 of this presentation for a reconciliation of Net Income from continuing operations to Adjusted net income from continuing operations

12

ORGANON

Revenue drivers consistent with prior guidance (0.3) – (0.4) (0.2) – (0.3) (0.1) – (0.2) 0.0 +0.2 - +0.3 +0.2 FX impact (2) $6.6 (1) 2020 Actuals LOE COVID - 19 Price Performance 2021 E $6.1 – $6.4 (1) China VBP (1) Reflects full - year pro forma revenue for both 2020 & 2021 including other revenues, mainly manufacturing supply sales (2) Based on YTD performance and current spot rates $ billions 13

Affirming full year 2021 proforma guidance

Non-GAAP, proforma as if OGN was standalone Jan 1, 2021	Prior Guidance	Revised Guidance August 12, 2021
Revenue	$6.1B - $6.4B	No change
Gross Margin	Low to mid-60% range	No change
SG&A as % of revenue	Mid-20% range	No change
R&D as % of revenue	Mid-single digit	No change
Adjusted EBITDA margin	36.0% - 38.0%	No change
Interest expense	~$400M	No change
Depreciation	$100 - $115M	No change
Effective non-GAAP tax rate	17.5% -19.5%	No change
Shares outstanding	~250M, **not diluted**	~254M*, **fully diluted**

* Full year weighted average

14

ORGANON

Q&A

16 [Organon] Confidential Appendix

Second quarter and YTD revenue $ mil Q2 - 21 Q2 - 20 Actual VPY Ex FX VPY 2021 YTD 2020 YTD Actual VPY Ex FX VPY Women’s Health 417 350 19% 16% 816 741 10% 8% Biosimilars 86 60 43% 35% 166 128 30% 23% Est. Brands 1,045 1,092 - 4% - 10% 2,002 2,389 - 16% - 21% Total Revenue 1,595 1,526 5% - 1% 3,101 3,306 - 6% - 11% 17

Gross margin reconciliation $ mil Q2 - 21 Q2 - 20 2021 YTD 2020 YTD Revenue 1,595 1,526 3,101 3,306 Cost of Goods Sold 583 460 1,174 998 Gross profit 1,012 1,066 1,927 2,308 Gross margin 63.4% 69.9% 62.1% 69.8% Amortization 22 21 42 42 One - time costs (1) 10 - 10 - Cost of goods sold less amortization and one - time costs 551 439 1,122 956 Non - GAAP Adjusted Gross profit (2) 1,044 1,087 1,979 2,350 Non - GAAP Adjusted Gross margin 65.5% 71.2% 63.8% 71.1% 18 1. One - time costs primarily include inventory write offs and other costs to stand up the company. 2. Non - GAAP Adjusted Gross profit is calculated by subtracting total cost of goods sold, amortization and one - time costs from to tal revenue.

Net Income to Adjusted EBITDA reconciliation $ mil Q2 - 21 Q2 - 20 Net income from continuing operations before income tax 437 702 Depreciation 21 13 Amortization (1) 22 21 Interest Expense 62 - EBITDA 542 736 Restructuring costs 1 19 One - time costs (2) 66 10 Stock based compensation 18 11 Adjusted EBITDA 627 776 Adjusted EBITDA margin 39.3% 50.9% 19 1. Amortization is recorded in Cost of goods sold 2. One - time costs primarily include cost incurred in connection with the Spin - off of Organon as well as costs incurred in June 2021 pertaining to the Alydia acquisition. For the three months ended June 30, 2021, approximately $55 million of the GAAP one - time costs are recorded in Selling, general and administrative expenses, and approximately $10 million are recorded in Cost of goods sold. For the three months ended June 30, 2020, the $10 million of GAAP one - time costs are classified in Selling, general and administrati ve expenses.

Net Income to Adjusted EBITDA reconciliation $ mil 2021 YTD 2020 YTD Net income from continuing operations before income tax 904 1,546 Depreciation 39 25 Amortization (1) 42 42 Interest Expense 62 - EBITDA 1,047 1,613 Restructuring costs 2 31 One - time costs (2) 115 23 Stock based compensation 29 21 Adjusted EBITDA 1,193 1,688 Adjusted EBITDA margin 38.5% 51.1% 20 1. Amortization is recorded in Cost of goods sold 2. One - time costs primarily include cost incurred in connection with the Spin - off of Organon as well as costs incurred in Jun e 2021 pertaining to the Alydia acquisition. For the six months ended June 30, 2021, approximately $104 million of the GAAP one - time costs are recorded in Selling, general and administrative expenses, and ap proximately $10 million are recorded in Cost of goods sold. For the six months ended June 30, 2020, the $23 million of GAAP one - time costs are classified in Selling, general and administrative expense s.

Net Income to Adjusted Net Income reconciliation $ mil (except EPS) Q2 - 21 Q2 - 20 Net income from continuing operational before income tax 437 702 Amortization (1) 22 21 Restructuring costs 1 19 One - time costs (2) 66 10 Stock based compensation 18 11 Total Adjustments 107 61 Non - GAAP pre - tax income from continuing operations 544 763 Taxes on income as reported in accordance with GAAP 6 116 Tax benefit on adjustments 20 7 Tax benefit on GAAP - only discrete items (3) 81 - Non - GAAP adjusted taxes on income 107 123 Non - GAAP adjusted net income, continuing operations 437 640 Non - GAAP adjusted net income, continuing operations per share 1.72 2.52 21 1. Amortization is recorded in Cost of goods sold. 2. One - time costs primarily include cost incurred in connection with the Spin - off of Organon as well as costs incurred in June 2021 pertaining to the Alydia acquisition. For the three months ended June 30, 2021, approximately $55 million of the GAAP one - time costs are recorded in Selling, general and administrative expenses, and approxima tely $10 million are recorded in Cost of goods sold. For the three months ended June 30, 2020, the $10 million of GAAP one - time costs are classified in Selling, general and administrative expenses. 3. For the three months ended June 30, 2021, the company recorded a tax benefit of approximately $70 million related to a portio n o f non - US step up in tax basis as a result of its separation from Merck.

Net Income to Adjusted Net Income reconciliation $ mil (except EPS) 2021 YTD 2020 YTD Net income from continuing operational before income tax 904 1,546 Amortization (1) 42 42 Restructuring costs 2 31 One - time costs (2) 115 23 Stock based compensation 29 21 Total Adjustments 188 117 Non - GAAP pre - tax income from continuing operations 1,092 1,663 Taxes on income as reported in accordance with GAAP 78 226 Tax benefit on adjustments 35 13 Tax benefit on GAAP - only discrete items 91 - Non - GAAP adjusted taxes on income 204 239 Non - GAAP adjusted net income, continuing operations 888 1,424 Non - GAAP adjusted net income, continuing operations per share 3.50 5.62 22 1. Amortization is recorded in Cost of goods sold. 2. One - time costs primarily include cost incurred in connection with the Spin - off of OrganonOrganon as well as costs incurred in June 2021 pertaining to the Alydia acquisition. For the six months ended June 30, 2021, approximately $104 million of the GAAP one - time costs are recorded in Selling, general and administrative expenses, and approxim ately $10 million are recorded in Cost of goods sold. For the six months ended June 30, 2020, the $23 million of GAAP one - time costs are classified in Selling, general and administrative expenses.